UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Sigma-Aldrich Corporation

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Below is a transcript of a town hall meeting for employees of Sigma-Aldrich Corporation held on September 22, 2014:

GLOBAL TOWN HALL TRANSCRIPT

22 SEPTEMBER 2014

Male 1: Ladies and gentlemen, Sigma-Aldrich President and CEO, Rakesh Sachdev.

Rakesh Sachdev: Thanks and good morning, good afternoon for those who are on the call and maybe perhaps good evening. So by now I think most of you have heard the news that we announced this morning that we have an agreement with Merck KGAA of Germany whereby Merck is going to acquire the shares of Sigma-Aldrich for $140 dollars a share, which is a significant premium for our shareholders at $17 billion dollars. We’ve had a very busy morning. I think I started off at about four o’clock in the morning in New York today. Jan was there. I was there with the CEO of Merck and we had a number of meetings this morning. And then I hopped on a plane and wanted to be with you.

First of all, let me tell you this is really exciting news. And I’m going to share with you why this is going to be a great combination for our customers, for employees and clearly of course for our shareholders. So we’ll get into that. So let me start by telling you, we were not selling this company — I think many of you know we have been pretty aggressive in trying to build this company. But I think this is a testament to Sigma-Aldrich, to the performance of this company, to our 9,000 employees of what we have created with our customers, that brought Merck to us and that’s how the conversation started. And frankly, they had a vision, it was shared with us. Our vision was shared with them.

And they made a very compelling proposal as you’ve seen this morning to the shareholders. So they’re clearly going to be a lot of benefits because now we’ll be able to offer an enhanced value proposition for our customers. We have very complementary products. We are also complementary geographically. So where we are strong, they don’t have as large a presence, whether it’s in products or regions. And so I think the fit is going to be great.

You know I’ve spent a lot of time now along with a few of my team members of Merck and I can tell you the cultural fit is going to be excellent. You’ll get a chance to see and hear from Karl Ludwig-Kley who is the Chairman of Merck. He’s going to be here tomorrow. And he and I are going to do another Town Hall with you tomorrow morning. So you’ll get a chance to see him, hear from him but also ask him a lot of questions.

As I said, we are now going to be a very large life sciences business. The life science business of Merck and ours combined, we will have more than $6 billion dollars in sales. We have about 9,000 employees. They have about 9,000 employees. We have a million customers. They also have a million customers. So this is going to be fantastic in the industry. We are going to be strong.

For some of you who don’t know Merck KGAA, this is a very old company. They’re about to celebrate their 350th anniversary. And it’s the oldest pharmaceutical company. They have a huge chemicals business and they’re also in performance materials. So the three businesses that they have is a pharma business, which they call Serono. They have a life science business, and remember they also acquired Millipore a few years ago. That’s part of the life science business. And the third business is the performance materials business, which is the electronics business. So that’s going to be another great place for our high tech business along with the electronics business to really create a lot of excitement.

It’s headquartered in Darmstadt in Germany and just so there’s no confusion with the Merck pharma company in the US, Merck in the US has the Merck name. Merck KGAA uses the EMD name in the US. At one point, they were one company but I think during World War I they couldn’t operate out of the US, so they had to separate into two legal entities. But Merck KGAA as you’ll hear Karl say, is the original Merck.

So again, I will tell you that I have been very impressed with what Merck has done with their business, what they are doing with their communities, with their people, creating opportunities. And I think I see a lot of that happening in the life sciences business. As I said, on this slide you can see, we’re going to be a large combined life sciences business. What we’re going to take to the marketplace are many respected brands. I think all of us know about our brands. They have very respected brands as well.

And I think combined the customers should be thrilled of what we have to offer to them. This is a company that is deeply rooted in innovation. It’s a science-based company. We are a science-based company. They invest over $1.5 billion dollars in R&D every year across the three businesses. And I think that will be fantastic for the folks here in Laclede and our other R&D centers to have a partner who really believes in that. And I think the language that we speak and they speak will be quite similar.

I think I’ve said in some of the interviews over the last 24 hours, our mission always has been to enable science to improve the quality of life in mankind. That’s what makes all of us excited to come and work here every morning. And I can tell you at Merck the people have exactly the same vision. And so when you think about that, when you have likeminded people working for a common mission, I think it makes it very, very exciting.

They are obviously very excited about our strength in parts of the world. In the US we are particularly strong and they like our strength. The other thing that I think will be a huge benefit to this combination is our e-commerce platform. To date they don’t have an e-commerce platform. They largely sell their products through distributors and I think they will rely on Sigma-Aldrich now to pick up and be the primary driver of a lot of that.

Obviously many things have to be worked out. This is day one of the announcement and I’ll talk about what are the next steps here briefly, how we start defining some of those. But clearly I think there could be some great opportunities for the Sigma-Aldrich platform.

So what’s going to happen from here, I think as I said, this deal is signed but hasn’t been closed because we have to go through customary regulatory approvals on the anti-trust. We also have to have our shareholders vote in favor of this. And all that will happen in due course. It’s likely to take six, nine months. So we have said that by mid-year of next year is when this deal will close. So until then, the two companies are separate. We are operating just the way we operate today.

And I want to talk about that, during this period, becomes even more important that we keep focused and stay focused on our customers and on things like safety and quality. So I’ll come back and talk about that. But it’s very key. So what’s going to happen immediately is we are going to have an integration team that will start doing a planning piece of the work during this period of the next several months.

We’re going to have a team from our side, we’re going to have a team from their side. And the two teams will sit and talk about how do you capitalize on these opportunities? Now that we are going to create this combination and the strength, how do we get one plus one to be greater than three? And whether it’s on innovation, on new products, on e-commerce channel. And so a lot of that has to be worked through and I think a lot of you will have the opportunity to provide that input and really shape that combination, which I think is going to be very exciting.

There’s a clear commitment on the part of Merck, and you’ll hear that from Karl tomorrow — to keep a very significant global presence here in St. Louis. And I sent a letter to the civic community leaders today. We are going to talk to the governor and the mayor. But in my mind there’s no doubt that there is going to be in fact — And they have a lot of respect — They know they’ve been operating out of places like St. Louis and other places where we have operated. So you will hear — And this is a question you all should ask Karl. And he’s a very sincere person and I think he’ll reassure you of what they are thinking.

Again, just like us, because as you know Sigma-Aldrich is a great corporate citizen and we have been getting a lot of accolades over the last two years. Merck as well is a great corporate citizen and you can see some of the things that they have been doing in the communities that they work in. And I think coming together will make us not just a leader in the life sciences business, but it is our hope that we will remain together a leader in social responsibility for our communities.

So again, finally as I just said, early days — today is day one. We made the announcement today, talked about that we’re going to go through a process over the next several weeks and months. And I think as I said it’s really critical — We can’t let this distract us from taking care of our customers. The reason we stand apart from a lot of our peers in this industry is because we do that. And so I’m asking you, that as we go through the next several weeks and months, don’t get distracted. Don’t get too concerned.

This is just the start. We’re going to shape this. We are going to be a very important part of shaping this combination and we’ll do all the right things for our customers. We’ll do the right things for our employees and for the communities.

So tomorrow morning we will have Karl here and we’ll be back here at nine o’clock in the morning. And I think again you’re invited to come here. I know not everybody in St. Louis can be here in this because we have limited seating, but hopefully you can see him, hear him and even ask questions off him. I think it’s on Google Hangout. Is that what it’s going to be?

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This communication may include “forward-looking statements.” Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Sigma-Aldrich Corporation (“Sigma-Aldrich”) and Merck KGaA (“Merck”), which could cause actual results to differ materially from such statements.

Risks and uncertainties relating to the proposed transaction include, but are not limited to: the risk our shareholders do not approve the transaction; uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; competitive responses to the transaction; litigation relating to the transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; Merck’s ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; Merck’s ability to promptly and effectively integrate the businesses of Sigma-Aldrich and Merck; a potential downgrade in the rating of Merck’s or Sigma-Aldrich’s indebtedness; downward pressure on Merck’s or Sigma-Aldrich’s common stock price and its impact on goodwill impairment evaluations; the effects of the business combination of Merck and Sigma-Aldrich, including the combined company’s future financial condition, operating results, strategy and plans; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere, including the Risk Factors section of Sigma-Aldrich’s most recent annual and quarterly reports on Form 10-K and Form 10-Q. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving Sigma-Aldrich and Merck. The proposed merger will be submitted to the shareholders of Sigma-Aldrich for their consideration. In connection therewith, Sigma-Aldrich intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of Sigma-Aldrich. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Sigma-Aldrich, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on Sigma-Aldrich’s website at http://investor.sigmaaldrich.com under the heading “Financial Information — SEC Filings”. Shareholders of Sigma-Aldrich may also obtain a free copy of the definitive proxy statement by contacting Sigma-Aldrich’s Investor Relations Department at (314) 898-4643.

Sigma-Aldrich and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Sigma-Aldrich is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 6, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of Sigma-Aldrich and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.